Exhibit 99

Acadia Healthcare Reports Fourth Quarter Revenue of $724.5 Million, EPS of $0.80 and Adjusted EPS of $0.61

U.S. Same Facility Revenue Grows 6.6%

Provides 2018 Financial Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 21, 2018--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2017. Revenue increased 3.1% for the quarter to $724.5 million from $702.9 million for the fourth quarter of 2016. Net income attributable to Acadia stockholders was $69.6 million, or $0.80 per diluted share, for the fourth quarter of 2017 compared with $41.8 million, or $0.48 per diluted share, for the fourth quarter of 2016. Results for the fourth quarter of 2017 include a non-cash decrease in the provision for income taxes of $20.2 million from the impact of the Tax Cuts and Jobs Act of 2017 on net deferred tax liabilities. This estimate will continue to be evaluated as further information becomes available. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.61 for the fourth quarter of 2017 compared with $0.59 for the fourth quarter of 2016, excluding the impact of a tax benefit of $20.2 million due to the Tax Cuts and Jobs Act of 2017; transaction-related expenses of $5.4 million and $14.8 million for the fourth quarter of 2017 and 2016, respectfully; and debt extinguishment costs of $0.8 million and loss on divestiture of $4.1 million for the fourth quarter of 2016. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “We are pleased with our results for the fourth quarter of 2017. We note that the results for the fourth quarter of 2016 include revenue of approximately $30 million and adjusted EPS of approximately $0.05 from 22 facilities in the U.K. that were divested on November 30, 2016.”

Same facility revenue for Acadia’s U.S. operations increased 6.6% for the fourth quarter of 2017 from the fourth quarter of 2016, with a 3.1% increase in patient days and a 3.3% increase in revenue per patient day. U.S. same facility EBITDA margin was 26.3% for the latest quarter, unchanged from the fourth quarter of 2016.

Same facility revenue for Acadia’s U.K. operations increased 3.7% for the fourth quarter of 2017 compared with the fourth quarter of 2016, with a 1.5% increase in patient days and a 2.2% increase in revenue per patient day. U.K. same facility EBITDA margin was 21.1% for the fourth quarter compared with 22.3% for the fourth quarter of 2016. Mr. Jacobs added, “The fourth quarter results for our operations in the U.K. met our revised expectations. Our results still reflect a lower census than normal and continued pressure from higher agency labor expense, primarily for nurses and other clinical staff, due to tightening in the U.K. labor market.”

Total same facility revenue for the fourth quarter of 2017 increased 5.6%, with a 2.4% increase in patient days and a 3.1% increase in revenue per patient day. Total same facility EBITDA margin was 24.5% for the fourth quarter of 2017 compared with 24.9% for the fourth quarter of 2016. The growth in same facility revenue reflected the addition of 750 beds to existing and new facilities in 2017, of which 398 beds opened in the fourth quarter. The Company expects to add more than 800 beds to existing and new facilities in 2018.

Acadia’s consolidated adjusted EBITDA for the fourth quarter of 2017 was $153.5 million, or 21.2% of revenue, compared with $149.5 million, or 21.3% of revenue, for the fourth quarter of 2016.

Acadia today established its financial guidance for 2018 and the first quarter of 2018, as follows:

  Revenue for 2018 in a range of $3.04 billion to $3.08 billion;
  Adjusted EBITDA for 2018 in a range of $637 million to $644 million;
  Adjusted earnings per diluted share for 2018 in a range of $2.42 to $2.48;
  Adjusted earnings per diluted share for the first quarter of 2018 in a range of $0.47 to $0.49; and
  An exchange rate of $1.35 per British Pound Sterling and a tax rate of approximately 21%.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income (loss) attributable to noncontrolling interests, (benefit from) provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs, loss on divestiture and gain on foreign currency derivatives. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Thursday, February 22, 2018. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 8, 2018.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in substantial fines and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At December 31, 2017, Acadia operated a network of 582 behavioral healthcare facilities with approximately 17,800 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$733,538	$713,784	$2,877,234	$2,852,823
Provision for doubtful accounts	(9,026)	(10,896)	(40,918)	(41,909)
Revenue	724,512	702,888	2,836,316	2,810,914

Salaries, wages and benefits (including equity-based compensation expense of $4,460, $7,356, $23,467 and $28,345, respectively)	390,582	384,297	1,536,160	1,541,854
Professional fees	53,451	47,516	196,223	185,486
Supplies	29,439	28,976	114,439	117,425
Rents and leases	19,320	18,335	76,775	73,348
Other operating expenses	82,666	81,606	331,827	312,556
Depreciation and amortization	37,754	33,958	143,010	135,103
Interest expense, net	45,230	46,010	176,007	181,325
Debt extinguishment costs	-	842	810	4,253
Loss on divestiture	-	4,070	-	178,809
Gain on foreign currency derivatives	-	-	-	(523)
Transaction-related expenses	5,431	14,840	24,267	48,323
Total expenses	663,873	660,450	2,599,518	2,777,959
Income before income taxes	60,639	42,438	236,798	32,955
(Benefit from) provision for income taxes	(9,050)	1,012	37,209	28,779
Net income	69,689	41,426	199,589	4,176
Net (income) loss attributable to noncontrolling interests	(60)	392	246	1,967
Net income attributable to Acadia Healthcare Company, Inc.	$69,629	$41,818	$199,835	$6,143

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.80	$0.48	$2.30	$0.07
Diluted	$0.80	$0.48	$2.30	$0.07

Weighted-average shares outstanding:
Basic	87,052	86,668	86,948	85,701
Diluted	87,166	86,890	87,060	85,972

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2017	2016
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$67,290	$57,063
Accounts receivable, net of allowance for doubtful accounts of $39,803 and $38,916, respectively	296,925	263,327
Other current assets	107,335	107,537
Total current assets	471,550	427,927
Property and equipment, net	3,048,130	2,703,695
Goodwill	2,751,174	2,681,188
Intangible assets, net	87,348	83,310
Deferred tax assets - noncurrent	3,731	3,780
Derivative instruments	12,997	73,509
Other assets	49,572	51,317
Total assets	$6,424,502	$6,024,726

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$34,830	$34,805
Accounts payable	102,299	80,034
Accrued salaries and benefits	99,047	105,068
Other accrued liabilities	141,213	122,958
Total current liabilities	377,389	342,865
Long-term debt	3,205,058	3,253,004
Deferred tax liabilities - noncurrent	80,333	78,520
Other liabilities	166,434	164,859
Total liabilities	3,829,214	3,839,248
Redeemable noncontrolling interests	22,417	17,754
Equity:
Common stock	871	867
Additional paid-in capital	2,517,545	2,496,288
Accumulated other comprehensive loss	(374,118)	(549,570)
Retained earnings	428,573	220,139
Total equity	2,572,871	2,167,724
Total liabilities and equity	$6,424,502	$6,024,726

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2017	2016
	(In thousands)
Operating activities:
Net income	$199,589	$4,176
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	143,010	135,103
Amortization of debt issuance costs	9,855	10,324
Equity-based compensation expense	23,467	28,345
Deferred income tax expense	31,372	28,647
Debt extinguishment costs	810	4,253
Loss on divestiture	-	178,809
Gain on foreign currency derivatives	-	(523)
Other	11,412	4,715
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(28,570)	(15,718)
Other current assets	20,808	(20,648)
Other assets	(3,176)	(4,354)
Accounts payable and other accrued liabilities	(10,113)	22,693
Accrued salaries and benefits	(8,988)	(8,572)
Other liabilities	11,794	4,484
Net cash provided by continuing operating activities	401,270	371,734
Net cash used in discontinued operating activities	(1,693)	(10,256)
Net cash provided by operating activities	399,577	361,478

Investing activities:
Cash paid for acquisitions, net of cash acquired	(18,191)	(683,455)
Cash paid for capital expenditures	(274,177)	(307,472)
Cash paid for real estate acquisitions	(41,057)	(40,757)
Settlement of foreign currency derivatives	-	523
Cash received on divestitures	-	373,266
Other	(3,101)	(2,470)
Net cash used in investing activities	(336,526)	(660,365)

Financing activities:
Borrowings on long-term debt	-	1,480,000
Borrowings on revolving credit facility	-	179,000
Principal payments on revolving credit facility	-	(337,000)
Principal payments on long-term debt	(34,805)	(49,941)
Repayment of assumed debt	-	(1,348,389)
Repayment of long-term debt	(22,500)	(200,594)
Payment of debt issuance costs	-	(36,649)
Issuance of common stock, net	-	685,097
Common stock withheld for minimum statutory taxes, net	(3,455)	(8,846)
Other	686	(3,837)
Net cash (used in) provided by financing activities	(60,074)	358,841

Effect of exchange rate changes on cash	7,250	(14,106)

Net increase in cash and cash equivalents	10,227	45,848
Cash and cash equivalents at beginning of the period	57,063	11,215
Cash and cash equivalents at end of the period	$67,290	$57,063

Effect of acquisitions:
Assets acquired, excluding cash	$19,649	$2,516,880
Liabilities assumed	(1,458)	(1,616,543)
Issuance of common stock in connection with acquisition	-	(216,882)
Cash paid for acquisitions, net of cash acquired	$18,191	$683,455

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Same Facility Results (a,d)
Revenue	$693,619	$657,087	5.6%	$2,602,315	$2,464,289	5.6%
Patient Days	1,103,891	1,078,217	2.4%	4,173,465	4,027,440	3.6%
Admissions	39,120	37,031	5.6%	156,437	147,172	6.3%
Average Length of Stay (b)	28.2	29.1	-3.1%	26.7	27.4	-2.5%
Revenue per Patient Day	$628	$609	3.1%	$624	$612	1.9%
EBITDA margin	24.5%	24.9%	-40 bps	25.3%	25.6%	-30 bps

U.S. Same Facility Results (a)
Revenue	$451,958	$424,092	6.6%	$1,774,461	$1,665,344	6.6%
Patient Days	607,850	589,457	3.1%	2,429,171	2,318,598	4.8%
Admissions	36,868	35,029	5.2%	148,611	139,886	6.2%
Average Length of Stay (b)	16.5	16.8	-2.0%	16.3	16.6	-1.4%
Revenue per Patient Day	$744	$719	3.3%	$730	$718	1.7%
EBITDA margin	26.3%	26.3%	0 bps	27.0%	27.1%	-10 bps

U.K. Same Facility Results (a,d)
Revenue	$241,661	$232,995	3.7%	$827,854	$798,945	3.6%
Patient Days	496,041	488,760	1.5%	1,744,294	1,708,842	2.1%
Admissions	2,252	2,002	12.5%	7,826	7,286	7.4%
Average Length of Stay (b)	220.3	244.1	-9.8%	222.9	234.5	-5.0%
Revenue per Patient Day	$487	$477	2.2%	$475	$468	1.5%
EBITDA margin	21.1%	22.3%	-120 bps	21.7%	22.5%	-80 bps

U.S. Facility Results (c)
Revenue	$454,529	$426,811	6.5%	$1,809,844	$1,683,776	7.5%
Patient Days	608,353	589,656	3.2%	2,461,512	2,321,908	6.0%
Admissions	36,952	35,070	5.4%	151,467	140,691	7.7%
Average Length of Stay (b)	16.5	16.8	-2.1%	16.3	16.5	-1.5%
Revenue per Patient Day	$747	$724	3.2%	$735	$725	1.4%
EBITDA margin	25.5%	25.7%	-20 bps	26.3%	26.4%	-10 bps

U.K. Facility Results (c,d)
Revenue	$269,983	$261,393	3.3%	$1,026,472	$917,841	11.8%
Patient Days	686,708	691,560	-0.7%	2,735,132	2,476,178	10.5%
Admissions	2,554	2,306	10.8%	10,222	8,765	16.6%
Average Length of Stay (b)	268.9	299.9	-10.3%	267.6	282.5	-5.3%
Revenue per Patient Day	$393	$378	4.0%	$375	$371	1.2%
EBITDA margin	19.1%	20.6%	-150 bps	19.3%	20.8%	-150 bps

Total Facility Results (c,d)
Revenue	$724,512	$688,204	5.3%	$2,836,316	$2,601,617	9.0%
Patient Days	1,295,061	1,281,216	1.1%	5,196,644	4,798,086	8.3%
Admissions	39,506	37,376	5.7%	161,689	149,456	8.2%
Average Length of Stay (b)	32.8	34.3	-4.4%	32.1	32.1	0.1%
Revenue per Patient Day	$559	$537	4.2%	$546	$542	0.7%
EBITDA margin	23.1%	23.8%	-70 bps	23.8%	24.4%	-60 bps

(a) Same-facility results for the periods presented exclude the 22 facilities in the U.K. sold on November 30, 2016, the elderly care division of our U.K. operations and other closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Total Facility results for the periods presented exclude the 22 facilities in the U.K. sold on November 30, 2016 and other closed services.
(d) Revenue and revenue per patient day for the three months and year ended December 31, 2016 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2017 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months and year ended December 31, 2016 is 1.33 and 1.29, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$69,629	$41,818	$199,835	$6,143
Net income (loss) attributable to noncontrolling interests	60	(392)	(246)	(1,967)
(Benefit from) provision for income taxes	(9,050)	1,012	37,209	28,779
Interest expense, net	45,230	46,010	176,007	181,325
Depreciation and amortization	37,754	33,958	143,010	135,103
EBITDA	143,623	122,406	555,815	349,383

Adjustments:
Equity-based compensation expense (a)	4,460	7,356	23,467	28,345
Transaction-related expenses (b)	5,431	14,840	24,267	48,323
Debt extinguishment costs (c)	-	842	810	4,253
Loss on divestiture (d)	-	4,070	-	178,809
Gain on foreign currency derivatives (e)	-	-	-	(523)
Adjusted EBITDA	$153,514	$149,514	$604,359	$608,590

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$69,629	$41,818	$199,835	$6,143

Adjustments to income:
Transaction-related expenses (b)	5,431	14,840	24,267	48,323
Tax reform impact (f)	(20,188)	-	(20,188)	-
Debt extinguishment costs (c)	-	842	810	4,253
Loss on divestiture (d)	-	4,070	-	178,809
Gain on foreign currency derivatives (e)	-	-	-	(523)
Income tax effect of adjustments to income (g)	(1,978)	(10,229)	(4,492)	(26,760)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$52,894	$51,341	$200,232	$210,245

Weighted-average shares outstanding - diluted	87,166	86,890	87,060	85,972

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.61	$0.59	$2.30	$2.45

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, (benefit from) provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs, loss on divestiture and gain on foreign currency derivatives. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the Amended and Restated Credit Agreement, including the discount and write-off of deferred financing costs.

(d) As part of divestitures in the U.K. and U.S., the loss on divestiture includes an allocation of goodwill to the disposal groups of approximately $106.9 million, loss on the sale of properties of approximately $45.0 million, transaction-related expenses of approximately $26.8 million and write-off of intangible assets of approximately $0.1 million.

(e) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to (i) acquisitions in the U.K. and (ii) certain transfers of cash between the U.S. and U.K. under the Company’s cash management and foreign currency risk management programs.

(f) Represents the Company’s estimate of the one-time remeasurement of deferred taxes pursuant to the enactment of the Tax Cuts and Jobs Act. The estimate of the tax reform impact may be revised as further information is evaluated.

(g) Represents the income tax effect of adjustments to income based on tax rates of 19.87% and 17.96% for the three months ended December 31, 2017 and 2016, respectively, and 23.65% and 20.90% for the year ended December 31, 2017 and 2016, respectively. The adjusted income tax provision for the year ended December 31, 2017 excludes the impact of adopting ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting” of approximately $1.7 million.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich, 615-861-6000
Director, Investor Relations